                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                      JURISDICTION OF
     SUBSIDIARY                                                         ORGANIZATION
     ----------                                                       ---------------
 1.  SPSS International BV                                            Holland
 2.  SPSS Asia Pacific Pte Ltd                                        Singapore
 3.  SPSS Benelux B.V.                                                Holland
 4.  SPSS Gmbh Software                                               Germany
 5.  SPSS Sweden AB                                                   Sweden
 6.  SPSS (UK) Limited                                                England
 7.  SPSS Japan Inc.                                                  Japan
 8.  SPSS Australasia Pty Limited                                     Australia
 9.  SPSS France SA                                                   France
10.  SPSS (Analytical Software Channel) International B.V.            Holland
11.  SPSS Limited                                                     England
12.  SPSS A/S                                                         Denmark
13.  SurveyCraft Pty Ltd.                                             Australia
14.  SurveyCraft Systems, Inc.                                        Ohio
15.  Statistical Product and Service Solution Iberica, S.L.           Spain
16.  Integral Solutions Limited                                       England
17.  Quantime Limited                                                 England
18.  SPSS Europe BV                                                   Holland
19.  SPSS Foreign Sales Corporation                                   Barbados
20.  ShowCase Corporation                                             Minnesota
21.  Showcase Benelux NV/SA                                           Belgium
22.  Showcase UK Limited                                              England
23.  Showcase France sarl                                             France
24.  Showcase Nederland B.V.                                          Holland
25.  NetGenesis Corp.                                                 Delaware
26.  NetGenesis Limited                                               England
27.  Lexiquest S.A.                                                   France
28.  Lexiquest, Inc.                                                  California
29.  Lexiquest Benelux S.A.                                           Belgium
30.  Lexiquest Limited                                                England
31.  SPSS Amsterdam B.V.                                              Holland
32.  Data Distilleries United Kingdom Ltd                             England
33.  SPSS US Inc.                                                     Delaware
34.  ISL Decision Systems, Inc.                                       Pennsylvania
35.  SPSS Software Development (Xi'an) Co., Ltd.                      China